Exhibit 99.1

China Direct Industries Reports Financial Results for Fiscal Year Ended September 30, 2010

DEERFIELD BEACH, FL--(12/22/10) - China Direct Industries, Inc. ("China Direct Industries") (NASDAQ:CDII), a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution of basic materials, announced today its financial results for the fiscal year ended  September 30, 2010.

Financial Highlights

For the full year of fiscal 2010 total revenues increased to $112.7 million, an increase of 4.8% compared to total revenues of $107.6 million for the comparable twelve month period ended September 30, 2009. Our gross profit reached $7.2 million or 6.4% as compared to a gross profit of $1.2 million or 1.1% for the comparable twelve month period ended September 30, 2009.  Our operations resulted in a net loss for fiscal 2010 of ($3.2 million) inclusive of $3.1 million in non-cash charges including loss or gain from sale of securities, stock based compensation, depreciation and impairment of assets.  The net loss attributable to common stockholders after preferred dividends was ($3.3 million).  This represents a substantial improvement from the comparable twelve month period ended September 30, 2009 where we recorded a net loss of ($38.1 million).  Our loss per basic and diluted share narrowed to ($0.11) on 29.6 million weighted average shares as compared to ($1.56) on 24.5 million weighted average shares  for the fiscal year ended September 30, 2009.

Operating revenue and gross profit increased across both business segments in China reflecting a continued improvement in their overall operations.  In our magnesium segment we shipped 7,718 metric tons in the fourth quarter of fiscal 2010, a 29.4% increase from shipments of 5,967 in the third quarter of fiscal 2010 and up 55% from shipments of 4,987 in the fourth quarter of the 2009 transition period. Overall magnesium segment revenue reached $51.1 million, a 3% improvement from the comparable twelve month period ended September 30, 2009 where revenue was $49.6 million.  The operating loss in this segment narrowed to ($897,000) from ($9.3 million) in the comparable twelve month period ended September 30, 2009.  This improvement was achieved despite magnesium sales reaching a low point in the first quarter of fiscal 2010 reflecting a steadily improving performance throughout the year.   In our basic materials segment overall revenue increased to $58.8 million, a 6% improvement from the $55.4 million recorded in the comparable twelve month period ended September 30, 2009.  Our basic materials segment reached operational profitability in fiscal 2010 and our net loss narrowed to ($141,000) from a net loss of ($959,000) recorded in the comparable twelve month period ended September 30, 2009.

Balance Sheet

At September 30, 2010, total assets were $95.9 million and shareholder equity was $50.2 million with 31.7 million shares outstanding. At September 30, 2009, total assets were $80.5 million and shareholder equity of $46.1 million with 27.2 million shares outstanding. At September 30, 2010 cash and cash equivalents were $10.1 million with an additional $5.1 million of short term restricted cash as compared to $12.9 million in cash and cash equivalents at September 30, 2009.  Working capital remained above 30 million in both periods.   Outlook and Conference Call

The overall environment in our various segments continues to improve and we see further momentum in fiscal 2011.  The positive sales trends in our magnesium segment accelerated throughout the year and we expect further growth with additional production available through the staged restart of our Changxin and Bautou Changxin facilities coupled with production of magnesium powder from our recent acquisition of Ruiming Magnesium.  We continue to market our magnesium products through our strengthening IMG brand.  Our international commodity trading business is finalizing several supply contracts and sales agreements for iron ore delivery into China from Mexico and parts of South America scheduled to begin shipping early in the second quarter of fiscal 2011.   We enter fiscal 2011 anticipating that we will return to net profitability during the year while growing our revenue by a minimum of 30%.    We will further discuss our operating results as well as our outlook for fiscal 2011 during the conference call today, December 22, 2010 at 4:30 PM EST.

Commenting on our results for fiscal 2010, Dr. James Wang, Chairman and CEO of China Direct Industries, Inc., stated, "Our results for fiscal 2010 reflect a significant improvement in overall operating revenue and positive trends across all of our business segments when compared to the same twelve month period in 2009.  The progressive improvement in our magnesium segment where shipments, average pricing and revenue increased each quarter has led us to restart facilities to further accelerate growth in fiscal 2011.We believe our basic materials segment is poised for continued improvement as we look to deliver on several key distribution contracts in the coming year and we begin shipments of iron ore to China.  We believe our marketing efforts in consulting will lead to a near term transaction as well as the addition of new clients in fiscal 2011 and result in a much stronger performance in this business.  We are more optimistic than ever with regard to our international commodity trading business with the beginning of shipments of iron ore to China in this new fiscal year.   As we head into fiscal 2011, we maintain a strong balance sheet with sufficient cash to fund operations and negligible long term debt with an eye toward significant revenue growth and a return to profitability."

China Direct Industries Conference Call to discuss its financial results for fiscal  2010.

The conference call will take place at 4:30 p.m. EST on Wednesday December 22, 2010. Anyone interested in participating should call (877) 407-8035 if calling within the United States or (201) 689-8035 if calling internationally approximately 5 to 10 minutes prior to 4:30 p.m. Participants should ask for the China Direct Industries 2010 Fiscal Yearend Financial Results conference call.
This call is being webcast and can be accessed at China Direct Industries website at http://www.cdii.net/calendar-of-events. The webcast may also be accessed at: http://www.investorcalendar.com/IC/CEPage.asp?ID=162809. The playback of the webcast can be accessed through either site until May 11, 2011. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp

About China Direct Industries, Inc.

China Direct Industries, Inc. (NASDAQ:CDII), is a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution and distribution of basic materials in China. China Direct Industries also provides advisory services to China based companies in competing in the global economy. Headquartered in Deerfield Beach, Florida, China Direct Industries operates 9 subsidiaries throughout China. This infrastructure creates a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

As a result of the change in our fiscal year end from December 31 to September 30 that became effective on September 30, 2009, we are comparing our audited results of operations for the fiscal year ended September 30, 2010 to the unaudited twelve month period ended September 30, 2009. Our transition period for the fiscal year ended September 30, 2009 covered a period of nine months. We believe that a comparison of 12 month periods enhances a readers understanding of our results of operations.
Consolidated Revenues

	Twelve Months Ended September 30						Nine Months Ended September 30
	2010		2009				2009
			(Unaudited)
(Dollars in thousands)	Revenues	% of Revenues	Revenues	% of Revenues	% increase (decrease)		Revenues	% of Revenues
Magnesium segment	$51,145	45%	$49,559	46%	3%	%	$26,708	39%
Basic Materials segment	58,829	52%	55,378	51%	6%	%	41,112	60%
Consulting segment	2,769	3%	2,650	3%	5%	%	810	1%
Total Consolidated	$112,743	100%	$107,587	100%	5%	%	$68,630	100%

Consolidated Operating Income and Expenses

	Twelve Months Ended September 30, 2010			Twelve Months Ended September 30, 2009			Nine Months Ended September 30, 2009
				Unaudited
(Dollars in thousands)	Amount		%	Amount	%	% increase (decrease)	Amount	%
Revenues		$112,743	100%	$107,587	100%	5%	$68,630	100%
Cost of revenues		105,560	94%	106,372	99%	(1)%	66,349	97%
Gross profit		7,183	6%	1,215	1%	491%	2,281	3%
Selling, general and administrative expenses		11,374	10%	14,609	13%	(22)%	10,939	16%
Operating (loss) income	$	(4,191)	(4)%	$(13,394)	(12)%	(69)%	$(8,658)	(13)%

Magnesium Segment
	Twelve Months Ended September 30,		Nine Months Ended September 30, 2009
	2010	2009
(Dollars in thousands)		Unaudited
Revenues	$43,789	$24,412	$15,166
Revenues - related party	7,356	25,147	11,542
Total revenues	51,145	49,559	26,708
Cost of revenues	49,391	53,523	27,099
Gross profit	1,754	(3,964)	(391)
Total operating expenses	2,651	5,351	2,882
Operating income (loss)	$(897)	$(9,315)	$(3,273)

Basic Materials Segment
	Twelve Months Ended September 30,		Nine Months Ended September 30, 2009
(Dollars in thousands)	2010	2009
		Unaudited
Total revenues	58,829	55,378	41,112
Cost of revenues	55,734	52,394	38,853
Gross profit	3,095	2,984	2,259
Total operating expenses	2,921	3,095	2,684
Operating income (loss)	$174	$(111)	$(425)

Consulting Segment
	Twelve Months Ended September 30,		Nine Months Ended September 30, 2009
(Dollars in thousands)	2010	2009
		Unaudited
Total revenues	2,769	2,650	810
Cost of revenues	435	455	397
Gross profit	2,334	2,195	413
Total operating expenses	5,802	6,163	5,372
Operating income (loss)	$(3,468)	$(3,968)	$(4,959)

CHINA DIRECT INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of September 30, 2010 and September 30, 2009
	2010	2009
	Audited	Audited
ASSETS
Current Assets:
Cash and cash equivalents	$10,110,818	$12,851,310
Investment in marketable securities available for sale	2,221,290	4,984,351
Investment in marketable securities available for sale	672,735	604,686
Investment in subsidiaries -- cost method	-	290,864
Accounts and notes receivable, net of allowance of $214,701 and $745,786 respectively	15,235,983	8,195,916
Accounts and other receivable - related parties	7,680,222	9,272,240
Inventories, net	6,372,925	5,806,722
Prepaid expenses and other current assets	8,552,369	5,092,205
Current assets of discontinued operations	51,345	51,345
Restricted cash	5,091,023	-
Total current assets	55,988,710	47,149,640
Restricted cah	-	722,324
Property, plant and equipment, net	37,512,261	31,331,992
Prepaid expenses and other assets	194,541	1,836
Property use rights, net	1,970,585	1,113,902
Long-lived assets of discontinued operations	196,078	196,078
Total assets	$95,862,175	$80,515,770

LIABILITIES AND EQUITY
Current Liabilities:
Loans payable-short term	$5,613,532	$1,521,002
Accounts payable and accrued expenses	11,250,879	7,708,730
Accounts and other payable-related parties	3,973,704	451,345
Advances from customers and deferred revenue	2,797,315	2,007,137
Other payables	1,073,926	3,072,238
Taxes payable	877,840	1,130,907
Current liabilities of discontinued operations	80,000	300,000
Total current liabilities	25,667,196	16,191,358
Loans payable-long term	-	-
Total liabilities	25,667,196	16,191,358

CHINA DIRECT INDUSTRIES INC. EQUITY
Preferred Stock: $.0001 par value, stated value $1,000 per share; 1,006 shares outstanding at September 30, 2010 and September 30, 2009, respectively.	1,006,250	1,006,250
Common Stock: $.0001 par value; 31,626,714 and 27,189,719 outstanding at September 30, 2010 and September 30, 2009, respectively.	3,166	2,719
Additional paid-in capital	65,032,845	57,492,755
Accumulated other comprehensive income	1,795,387	1,902,221
Accumulated deficit	(17,643,217)	(14,328,732)
Total China Direct Industries, Inc. stockholders' equity	50,194,430	46,075,213
Noncontrolling interests	20,000,548	18,249,198
Total equity	70,194,979	64,324,411
Total liabilities and equity	$95,862,175	$80,515,770

The accompanying notes are an integral part of these audited financial statements.

CHINA DIRECT INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the fiscal year ended 2010 and the 2009 transition period

	2010	2009

Revenues	$105,386,687	$57,088,400
Revenues-related parties	7,356,529	11,541,914
Total revenues	112,743,216	68,630,314
Cost of revenues	105,560,695	66,349,604
Gross profit	7,182,521	2,280,710

Operating expenses:
Selling, general, and administrative	11,374,137	10,938,867
Operating loss	(4,191,616)	(8,658,157)
Other income (expense):
Other income (expense):	(20,986)	(119,313)
Interest income	43,546	283,288
Other impairment charges	(1,282,546)	(1,753,744)
Realized gain (loss) on sale of marketable securities	2,140,781	(1,909,056)
Realized loss on other than temporary impairment	(205,342)	(9,466,329)
Total other income (expense)	675,453	(12,965,154)
Loss from continuing operations before income taxes	(3,516,163)	(21,623,311)
Income tax (expense) benefit	(56,674)	21,165
Loss from continuing operations, net of income taxes	(3,572,837)	(21,602,146)
Loss from discontinued operations	-	(1,194,767)
Provisional reserve on discontinued operations	-	(7,362,039)
Net loss	$(3,572,837)	$(30,158,952)
Net loss attributable to noncontrolling interests-continuing operations	358,911	585,436
Net loss attributable to noncontrolling interests-discontinued operations	-	1,714,521
Net loss attributable to China Direct Industries, Inc.	$(3,213,926)	$(27,858,995)

Deduct dividends on Series A Preferred Stock:
Preferred stock dividend	(100,558)	(80,925)
Net loss attributable to common stockholders	$(3,314,484)	$(27,939,920)

Basic and diluted loss per common share
Basic	$(0.11)	$(1.13)
Diluted	$(0.11)	$(1.13)
Basic weighted average common shares outstanding	29,574,749	24,802,730
Diluted weighted average common shares outstanding	29,574,749	24,802,730

The accompanying notes are an integral part of these audited financial statements.

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding revenues, margins, net income and earnings, magnesium prices and demand, our expectations regarding the consummation of transactions involving our new clients and our ability to complete expected deliveries of metal ore in our international trading business. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

•	Continued global economic weakness is expected to reduce demand for our products in each of our segments.
•	Fluctuations in the pricing and availability of magnesium and in levels of customer demand.
•	Changes in the prices of magnesium and magnesium-related products.
•	Our ability to implement our expansion plans for growing our business through increased magnesium production capacity and acquisitions and development of our commodity trading business.
•	Fluctuations in the cost or availability of coke gas and coal.
•	Loss of orders from any of our major customers.
•	The value of the equity securities we accept as compensation is subject to adjustment which could result in losses to us in future periods.
•	Our ability to effectively integrate our acquisitions and to manage our growth and our inability to fully realize any anticipated benefits of acquired business.
•
Our need for additional financing which we may not be able to obtain on acceptable terms, the dilutive effect additional capital raising efforts in future periods may have on our current shareholders and the increased interest expense in future periods related to additional debt financing.

•	Our dependence on certain key personnel.
•	Difficulties we have in establishing adequate management, cash, legal and financial controls in the PRC.
•	Our ability to maintain an effective system of internal control over financial reporting.
•
The lack various legal protections in certain agreements to which we are a party and which are material to our operations which are customarily contained in similar contracts prepared in the United States.

•	Potential impact of PRC regulations on our intercompany loans.
•	Our ability to assure that related party transactions are fair to our company.
•
Yuwei Huang, our executive vice president – magnesium, director and an officer of several of our magnesium subsidiaries and his daughter Lifei Huang is also an owner and executive officer of several companies which directly compete with our magnesium business.

•	The impact of a loss of our land use rights.
•	Our ability to comply with the United States Foreign Corrupt Practices Act which could subject us to penalties and other adverse consequences.
•	Limits under the Investment Company Act of 1940 on the value of securities we can accept as payment for our business consulting services.
•	Our acquisition efforts in future periods may be dilutive to our then current shareholders.
•	The risks and hazards inherent in the mining industry on the operations of our basic materials segment.

•	Our inability to enforce our rights due to policies regarding the regulation of foreign investments in the PRC.
•	The impact of environmental and safety regulations, which may increase our compliance costs and reduce our overall profitability.
•	The effect of changes resulting from the political and economic policies of the Chinese government on our assets and operations located in the PRC.
•	The impact of Chinese economic reform policies.
•	The influence of the Chinese government over the manner in which our Chinese subsidiaries must conduct our business activities.
•	The impact on future inflation in the PRC on economic activity in the PRC.
•	The impact of any natural disasters and health epidemics in China.
The impact of labor laws in the PRC may adversely affect our results of operations.
•	The limitation on our ability to receive and use our revenues effectively as a result of restrictions on currency exchange in the PRC.
Fluctuations in the value of the RMB may have a material adverse effect on your investment.
•
Delisting of our securities from trading by NASDAQ could adversely affect the market liquidity of our common stock, our ability to obtain financing for the continuation of our operations and harm our business.

•	The market price for shares of our common stock has been and may continue to be highly volatile and subject to wide fluctuations.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

Contact:

Contact Information:
For the Company:
China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email:
richard.galterio@cdii.net
lillian.wong@cdii.net